Exhibit 10.10

AMENDMENT AGREEMENT NO. 1

TO A

REVOLVING CREDIT FACILITY AGREEMENT

DATED 30 MARCH 2012

between

NORTH ATLANTIC DRILLING LTD

as Borrower

and

SEADRILL LIMITED

as Lender

Ruseløkkveien 26. P O Box 1400 Vika, N-0115 Oslo, Norway

T: +47 210 210 00. F: +47 210 210 01

www.wiersholm.no

This amendment agreement no. 1 (the “Agreement”) is entered into on this 28th day of June 2013, by and between:

(1)	NORTH ATLANTIC DRILLING LTD. (the “ Borrower”);

and

(2)	SEADRILL LIMITED (the “ Lender”);

(hereinafter collectively referred to as the “Parties” and, individually, as a “Party”).

WHEREAS:-

(A)	The Parties are parties to a revolving credit facility agreement dated 30 March 2012 (the “Facility Agreement”) setting forth the terms and conditions upon which the Lender is making a revolving credit facility in the amount of up to USD 200,000,000 available to the Borrower.

(B)	The Lender has, on the date hereof, agreed to purchase all of the shares in Seadrill Norge Holding AS from the Borrower on the terms set forth in a share purchase agreement between the Parties.

(C)	The purchase price due from the lender to the Borrower in exchange for the shares in Seadrill Norge Holding AS is USD 153,995,280 (the “Purchase Price”).

(D)	The Lender has, on the date hereof, acquired a receivable against the Borrower in an amount of USD 10,973,000 from Seadrill Norge Holding AS (the “ SNH Receivable”).

(E)	The Lender has, on the date hereof, acquired a receivable against the Borrower in an amount of USD 277,389,561 from Seadrill Norge AS (the “SN Receivable” and, together with the SNH Receivable, the “Receivables”).

(F)	The Parties have agreed that the Borrower shall be allowed to set off its claim for the Purchase Price against its obligations under the Receivable thus reducing this amount to USD 134,367,281.

(G)	The Parties have further agreed that the revolving credit facility available to the Borrower under the Facility Agreement shall be increased by USD 134,367,281 and that the remaining amount of the Receivable shall be considered a drawing thereunder with effect from 30 June 2013.

NOW THEREFORE, it is hereby agreed as follows:

1.	SET-OFF

The Parties hereby confirm their agreement to the set-off of the Purchase Price against the Receivable, effective from 30 June 2013, reducing the net Receivable to USD [—] as of such date.

2.	AMENDMENTS TO THE FACILITY AGREEMENT

The Parties agree to the following amendment to the Facility Agreement, effective from the Effective Date:

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2.1	Amendment of Clause 1.1 definition of “Commitment”

The definition of “Commitment” shall be deleted and replaced with the following:

“USD 335,000,000 to the extent not cancelled pursuant to the terms of this Agreement.”

2.2	Amended Term

The Parties agree that the provisions of the Facility Agreement as amended by this Agreement shall be identical to those in existence prior to the execution of this Agreement save insofar as the same have been amended hereby, and that all references in the Facility Agreement shall be deemed to be references to the Facility Agreement as confirmed and amended hereby.

3.	DRAWING UNDER THE FACILITY AGREEMENT

3.1	The Parties agree that the amount of the Receivable following the set-off referred to in Clause 1 (being USD 134,367,281) shall be considered a drawing under the amended Facility Agreement with effect from 1 July 2013.

4.	FEES AND COSTS

The Borrower shall on demand pay all fees and costs incurred by the Lender in connection with the preparation of this Agreement.

5.	GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with Norwegian law. Disputes shall be resolved by arbitration in accordance with the Norwegian Arbitration Act of 2004.

This Agreement has been entered into on the date stated on the first page hereof.

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For and on behalf of NORTH ATLANTIC DRILLING LTD. Rune Magnus Lundetræ CFO	For and on behalf of SEADRILL LIMITED Georgina Sousa Secretary

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